SECURITY AGREEMENT

This Security Agreement (the "Agreement") is entered into this 29th day of September 2011, by, MIP Solutions, Inc., a Nevada corporation, ("Debtor") and Coghlan Family Corporation, a Washington corporation, ("Secured Party").

RECITALS

A. Secured Party has loaned to Debtor One Hundred Fifty Thousand Dollars ($150,000).

B. Debtor's obligation to repay the amount loaned is evidenced by a promissory note in the principal amount of $150,000, dated September 29, 2011, payable to Secured Party (the "Note").

C. Debtor and Secured Party are entering into this Agreement in order to secure Debtor's repayment obligation to Secured Party.

D.  Debtor will immediately amend it articles of incorporation providing for authority to issue a class of preferred stock and the board of directors will authorize and designate a Series A preferred stock with super voting rights providing the Holder with voting control of Debtor in the event of default.

NOW, THEREFORE, the parties agree as follows:

1. Definitions.

(a) Collateral. The term" Collateral" means a future designation of a Series A Preferred Stock which will possess super voting rights assuring Holder of voting control of Debtor, in the event of default.

(b) Cure Period. The term "Cure Period" means a period of thirty (30) days from the time the Debtor receives Notice of a Default.

(c) Debtor. The term "Debtor" means  MIP Solutions, Inc, a Nevada corporation.

(d) Default. A "Default" will occur when:

(i) the Debtor fails to make any payment, when due, on any of the Obligations; or

(ii) the Debtor breaches or fails to perform any of its other obligations under this Agreement or any other agreement between the Secured Party and Debtor; or

(iii) the Debtor becomes insolvent; or

(iv) an action is commenced to appoint, or the Debtor consents to the appointment of, a receiver, or trustee, or other similar official for all or any part of the Debtor's property; or

(v) the Debtor assigns any of its assets for the benefit of its creditors; or

(vi) the Debtor files or is served with a petition for relief under II U.S. C. ' 1 et seq., or any similar state or federal statute, or a proceeding is instituted against the Debtor seeking a readjustment of Debtor's indebtedness; or

(vii) any of the Collateral is attached pursuant to a court order or other legal process; or

(viii) the Debtor admits, in writing, its inability to pay its debts as they become due; or

(ix) a court of competent jurisdiction enters an order approving a petition seeking a reorganization of the Debtor or appointing a receiver, trustee, or other similar official of substantially all of Debtor's assets.

(e) Note. The term "Note" means the promissory note made by Debtor and payable to the Secured Party on the 29th day of  September, 2011, in the principal amount of  One Hundred Fifty Thousand  Dollars ($150,000).

(f) Notice. The term "Notice" means a written letter from Secured Party to Debtor informing Debtor of Default.

(g) Obligations. The term "Obligations" means all debts, liabilities, and obligations owed by Debtor to Secured Party, specifically including the liabilities and obligations evidenced by the Note.

(h) Secured Party. The term "Secured Party" means  Coghlan Family Corporation, a Washington corporation.

2. Grant of Security Interest. In consideration for the Promissory, and as security for the prompt payment and performance of the Obligations, Debtor grants to Secured Party a security interest in the Collateral.

3. Power of Attorney. The Debtor grants to Secured Party an irrevocable special power of attorney for the purpose of:

(a) Executing, in the Debtor's name, one or more financing statements, continuation statements or other documents under the Washington Uniform Commercial Code covering the Collateral, and naming the Debtor as "debtor" and the Secured Party as "secured party"; and

(b) Correcting and completing any financing statements, continuation statements, or other documents that have been signed by Debtor, or by the Secured Party on behalf of the Debtor, pursuant to this power of attorney.

4. Warranties and Covenants. Debtor warrants and agrees that:

(a) Collateral. Debtor immediately authorize amendment to its articles of incorporation and designate a super voting class of preferred stock designated as Series A, and issue the stock into the name of Secured Party.

(b) Performance. Debtor will perform promptly all of its Obligations.

(c) Power to Undertake Agreement. Debtor has the unqualified right to enter into this Agreement and to perform its terms.

(d) No Impairment of Obligations. Until the Note has been paid in full, Debtor will not make any agreement which is inconsistent with its Obligations unless Debtor has obtained prior written consent from Secured Party.

6. Notice of Default and Cure. Secured Party will deliver Notice of any Default to Debtor. Debtor will have the right to cure any Default specified under Section 1(d)(i) or (ii) within the Cure Period. Debtor may not cure a Default described in Section 1(d)(iii) through (ix) of this Agreement. If Debtor fails to cure the Default within the Cure Period, or is prohibited from curing the Default, then Secured Party may pursue any and all remedies provided in this Agreement. Debtor agrees that receipt of Notice will provide Debtor with reasonable advance notice of a planned sale or other disposition of the Collateral by Secured Party.

7. Remedies. Upon Default, Secured Party will have all rights available at law or in equity, including all rights available under the Washington Uniform Commercial Code. All rights and remedies granted under this Agreement will be deemed cumulative, and not exclusive of any other right or remedy available to Secured Party. Secured Party retains the right, upon giving Notice to Debtor, to bring suit on the Note, to take possession of the Collateral, and to vote, sell, assign, or otherwise dispose of the Collateral as permitted under Washington law. Debtor will be entitled to any surplus, and will remain liable for any deficiency remaining after disposition of the Collateral.

8. Modifications to Be in Writing. This Agreement may not be changed orally. For a modification of this Agreement to be effective, it must in writing and have been signed by each party. Every right or remedy granted by this Agreement may be exercised as often as will be deemed expedient by Secured Party.

9. Obligations Binding on Successors. Debtor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of Secured Party. This Agreement, and the duties it sets forth will bind Debtor and its successors and assigns. All rights and powers established in this Agreement will benefit Secured Party and its successors and assigns.

10. Termination of Agreement. At such time as Debtor will completely satisfy all the Obligations, this Agreement will terminate. At that time, Secured Party will deliver to Debtor the Note and any other instruments necessary to release Secured Party's interest in the Collateral.

11. Notice. Any notice, consent, or other communication required or permitted under this Agreement will be in writing and will be deemed to have been duly given either (1) when delivered personally to the party to whom it is directed (or any officer or agent of the party), or (2) three days after being deposited in the United States' certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party. A communication will be deemed to be properly addressed if sent to Debtor at Suite 301, 3773 5th St., Post Falls, ID 83854 or if sent to Secured Party at 12314 East Broadway, Spokane Valley, WA 99212. Debtor or Secured Party may at any time during the term of this Agreement change the address to which notices and other communications must be sent by providing written notice of a new address within the United States to the other party. Any such change of address will be effective ten (10) days after notice is given.

12. Governing Law. This Agreement will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Washington.

13. Headings. Headings used in this Agreement have been included for convenience and ease of reference only, and will not influence the construction or interpretation of any provision of this Agreement.

14. Entire Agreement. This Agreement represents the entire understanding of the parties with respect to its subject matter. There are no other prior or contemporaneous agreements, either written or oral between the parties with respect to this subject.

15. Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party's duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

16. Severability. The parties intend that this Agreement be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons, circumstances, or extent, will not be impaired.

17. References. Except as otherwise specifically indicated, all references to numbered or lettered sections or subsections refer to sections or subsections of this Agreement, and all references to this Agreement include any subsequent amendments to the Agreement.

18. Attorneys' Fees. If any litigation or other dispute resolution proceeding is commenced between parties to this Agreement to enforce or determine the rights or responsibilities of the parties, the prevailing party or parties in the proceeding will be entitled to receive, in addition to any other relief granted, its reasonable attorneys' fees, expenses, and costs incurred preparing for and participating in the proceeding.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

20. Further Assurances. Each party agrees to take any additional actions and to make, execute, and deliver any additional written instruments that may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

Executed and delivered this 29th day of September, 2011.

DEBTOR:

MIP Solutions, Inc.

_____________________________

By:  Jeff Lamberson, President

SECURED PARTY:

COGHLAN FAMILY CORPORATION

_____________________________

By:  John Coghlan, President

SECURITY AGREEMENT: Page 1 of 6